SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 25, 2006

Date of Report (Date of earliest event reported)

CNX GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32723	20-3170639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Brownsville Road

South Park, Pennsylvania 15129

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:

(412) 854-6719

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 25, 2006 the Compensation Committee of the Board of Directors of CNX Gas Corporation (the “Company”) set the base compensation and short-term incentive compensation opportunities for the executive officers of the Company. The Compensation Committee authorized the following base salaries for the executive officers effective as of the pay period beginning on April 24, 2006: Nicholas J. DeIuliis ($450,000), Ronald E. Smith ($400,000), Stephen W. Johnson ($250,000) and Gary J. Bench ($220,000). The Compensation Committee also set the following individual bonus opportunity levels (as a percentage of base salary) of each executive officer under the short-term incentive compensation program for fiscal year 2006 previously disclosed in the Company’s 8-K filed with the Securities and Exchange Commission on February 10, 2006: Nicholas J. DeIuliis (100%), Ronald E. Smith (75%), Stephen W. Johnson (50%) and Gary J. Bench (45%).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX GAS CORPORATION

By:	/s/ Nicholas J. DeIuliis
Nicholas J. DeIuliis, President and Chief Executive Officer

Dated: May 1, 2006